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                                                                   EXHIBIT 3.9.1


                                                    ENDORSED - FILED
                                         in the office of the Secretary of state
                                               of the State of California

                            CERTIFICATE OF AMENDMENT              JAN 23 2004
                                       OF                        KEVIN SHELLEY
                            ARTICLES OF INCORPORATION         Secretary of State
                                       OF
                          CENTERGISTIC SOLUTIONS, INC.

         Ricardo G, Brutocao and David M. Cunningham, Jr. certify that:

         1. They are the President and the Secretary, respectively, of Centergistic Solutions, Inc., a California corporation.

         2. Article Fifth of the Articles of Incorporation of the Corporation is amended to read as follows:

                  FIFTH: The corporation is authorized to issue only one class of shares which shall be designated Common Stock. The total number of shares which this corporation is authorized to issue is 80,000,000. Upon the amendment of this Article, each outstanding share is split into eight shares.

         3. The amendment herein has been duly approved by the board of directors.

         4. The corporation has only one class of shares outstanding and the amendment effects only a stock split and an increase in the authorized number of shares in proportion to the split.

         We declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated: January 19, 2004                           /s/ Ricardo G. Brutocao
                                                  ------------------------------
                                                  Ricardo G. Brutocao, President

                                             /S/ David M. Cunningham
                                             -----------------------------------
                                             David M. Cunningham, Jr., Secretary

                                                                          [SEAL]